 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2015

Date of Report (Date of earliest event reported)

 KSIX MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Suite A-910 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(800) 760-9689

Registrant’s telephone number, including area code

North American Energy Resources, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 – ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT

The disclosures set forth under Item 2 below are hereby incorporated by reference.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

KSIX Media Holdings, Inc. (the “Registrant”), a Nevada corporation, pursuant to Regulation S-X, will be filing the required financial statements and pro forma financial statements of its acquisition, KSIX Media, Inc., a Nevada corporation (the “Acquisition”), along with Form 10 like Registration Information, no later than Monday, August 4, 2015. The Registrant’s delay in filing this required information (e.g. within 71 day requirement from date of acquisition) were due to difficulties in the preparation of the acquisition’s financial statements, pro forma financial statements, and the additional Form 10 like Registration Statement information required to be provided as set forth under Regulation S-K.

Acquisition of KSIX Media, Inc.

On or about April 27, 2015, North American Energy Resources, Inc., a Nevada corporation (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with all of the shareholders of KSIX Media, Inc. (“KSIX”) a Nevada corporation, whose primary business is the operation of a diverse advertising network through its two wholly-owned subsidiaries, KSIX, LLC (“KSIX”) and BMG Media Group, LLC (“BMG”), both Nevada limited liability companies. Pursuant to the Share Exchange Agreement, the Company acquired 22.600,000 shares of common stock of KSIX from the KSIX Shareholders and in exchange issued 28,000,000 restricted shares of its common stock to the KSIX Shareholders.

PART 1 - DESCRIPTION OF BUSINESS

OVERVIEW

Ksix Media Holdings, Inc. (“Ksix Holdings” or “the Company”) is a digital advertising agency conglomerate-serving customers worldwide. The Company seeks to acquire other niche marketing companies in the digital advertising sector to grow market share and efficiency. Ksix Holdings the parent company of a wholly-owned subsidiary, Ksix Media, Inc., a Nevada corporation, which operates two wholly-owned subsidiaries, Ksix LLC and Blvd Media Group, LLC, both Nevada limited liability companies.

In addition, North American Exploration, Inc., a wholly owned subsidiary, is an independent oil and natural gas company engaged in the acquisition, exploration and development of oil and natural gas properties and the production of oil and natural gas. North American Exploration was acquired by Ksix Holdings on April 27th in a transaction which resulted the shareholders of Ksix Media holding approximately 70% of the voting stock in North American Energy Resources, Inc., a Nevada corporation, listed under the symbol “NAEY” on the OTC Pink Current information tier of the OTC Markets, Inc.

NAEY is a reporting company under sections 13 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Company has filed to change its name and symbol from North American Energy Resources, Inc. and NAEY to Ksix Media Holdings, Inc. and KSIX, respectively.

NAEY was acquired as part of Ksix Holdings’ accretive strategy. Current subsidiary operations include:

Blvd Media Group, LLC (“BMG”), which was formed in Nevada in 2009 with the focus to provide online games and web publishers the tools to increase revenue within their environment. BMG’s mission is to monetize the Internet, promoting incentive based advertisements resulting in more clicks, greater lead generation and increased revenues.

Ksix, LLC (“KSIX”), which was created as an advertising network to compliment BMG. KSIX is designed to create revenue streams for BMG affiliates and provide advertisers with increased measurable audience. KSIX provides performance based marketing solutions to drive traffic and conversions within a Cost-Per-Action (“CPA”) business model. The KSIX online advertising network works directly with advertisers and other networks to promote advertiser campaigns. KSIX manages offer tracking, reporting and distribution on the third-party platform.

Trademark Products: The RewardTool® is a proprietary “offer wall” or “ad container” that promotes hundreds of different advertising campaigns on a single web page. Offer walls, by definition, attract users with the premise of getting virtual currency without having to spend money. Instead they are asked to fill out a survey, download an app, watch a video, or sign up for something in return for the free currency. The RewardTool® displays up to 1,000 offers and automatically rewards users upon completion. It is customizable and completely systematizes all of the processes needed to successfully run these campaigns.

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The AccessTool® is a proprietary “content locker” that is used to monetize any type of premium digital content like videos, music, or eBooks. Content lockers, by definition, attract users with the premise of access to premium content without having to spend money. Instead, they are asked to complete an advertiser’s offer in return for free access to the content. The AccessTool® displays up to 1,000 offers and is customizable to match the design of any website.

PART 1A - RISK FACTORS

This Super 8K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Ksix Holding’s future financial performance, Ksix Holding’s business prospects and strategy, anticipated trends and prospects in the industries in which Ksix Holding’s businesses operate and other similar matters. These forward-looking statements are based on Ksix management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at Ksix and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets or industries in which Ksix Holding’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, changes in industry standards and technology, actual tax liabilities that differ materially from our estimates, operational and financial risks relating to acquisitions, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in Ksix Holding’s filings with the SEC, including in Part I “Item 1A. Risk Factors” of our annual report on 8K for the fiscal year ended December 31, 2014. Other unknown or unpredictable factors that could also adversely affect Ksix Holding’s business, financial condition and operating results may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this report may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Ksix management as of the date of this report. Ksix does not undertake to update these forward-looking statements.

RISKS RELATED TO OUR BUSINESS

A variety of new laws, or new interpretations of existing laws, could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the U.S. and abroad that are costly to comply with, can result in negative publicity and diversion of management time and effort, and can subject us to claims or other remedies. Some of these laws, such as income, sales, use, value-added and other tax laws and consumer protection laws, are applicable to businesses generally and others are unique to the various types of businesses in which we are engaged. Many of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Laws that do reference the Internet are being interpreted by the courts, but their applicability and scope remain uncertain.

For example, through our various businesses we post and link to third party content, including third party advertisements, links and websites. We also allow users to submit content, such as comments, photographs and videos. We could be subject to liability for posting, hosting or linking to third party content, and while we generally require third parties to indemnify us for related claims, we may not be able to enforce our indemnification rights. Some laws, including the Communications Decency Act, or CDA, and the Digital Millennium Copyright Act, or DMCA, limit our liability for posting or linking to third party content. For example, the DMCA generally protects online service providers from claims of copyright infringement based on the storage of third party content at the direction of the user, so long as certain statutory requirements are satisfied. However, the scope and applicability of the DMCA are subject to judicial interpretation and, as such, remain uncertain, and the U.S. Congress may enact legislation affecting (and potentially limiting) the protections afforded by the DMCA to online service providers. Moreover, similar protections may not exist in other jurisdictions in which our various businesses operate. As a result, claims have been, and could be, threatened and filed under both U.S. and foreign laws based upon use of third party content asserting, among other things, negligence, defamation, invasion of privacy or right or publicity, copyright infringement or trademark infringement.

Also, we send electronic messages to users through our various businesses, as well as develop, market and/or distribute a variety of downloadable applications through our B2C and B2B operations, which could subject us to liability for failing to comply with laws governing the sending of electronic messages to our users and the installation of downloadable applications. For example, Canada’s Anti-Spam Legislation (“CASL”), which became effective on July 1, 2014, prohibits all commercial electronic messages (including e-mail, text, social media, sound and image messages) that are sent without proper consumer consent. And, effective January 15, 2015, the CASL restricts the unsolicited installation of computer programs and applications. While several Canadian regulators are jointly empowered to enforce and issue administrative and monetary penalties for CASL violations, effective July 1, 2017 individuals may also file private and class action lawsuits to collect statutory damages for CASL violations.

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In addition, changing Internet business practices may attract increased legal and regulatory attention. One example of such changing practices is the increasing use of “native” advertising, a form of advertising in which sponsored content is presented in a manner that some may view as similar to traditional editorial content. The U.S. Federal Trade Commission has indicated that it will continue to monitor the use of online native advertising to ensure that it is presented in a manner that is not confusing or deceptive to consumers.

Any failure on our part to comply with applicable laws may subject us to additional liabilities, which could adversely affect our business, financial condition and results of operations. In addition, if the laws to which we are currently subject are amended or interpreted adversely to our interests, or if new adverse laws are adopted, our products and services might need to be modified to comply with such laws, which would increase our costs and could result in decreased demand for our products and services to the extent that we pass on such costs to our customers. Specifically, in the case of tax laws, positions that we have taken or will take are subject to interpretation by the relevant taxing authorities. While we believe that the positions we have taken to date comply with applicable law, there can be no assurances that the relevant taxing authorities will not take a contrary position, and if so, that such positions will not adversely affect us. Any events of this nature could adversely affect our business, financial condition and results of operations.

Our success depends, in part, on the integrity of our systems and infrastructures and those of third parties. System interruptions and the lack of integration and redundancy in our and third party information systems may affect our business.

To succeed, our systems and infrastructures must perform well on a consistent basis. From time to time, we may experience occasional system interruptions that make some or all of our systems or data unavailable or that prevent us from providing products and services. Moreover, as traffic to our websites, applications and online properties increases and the number of new (and presumably more complex) products and services that we introduce continues to grow, we will need to upgrade our systems, infrastructures and technologies generally to facilitate this growth. If we fail to do so, users, customers and third parties with whom we do business may not be able to access our products and services on an intermittent or prolonged basis, which could adversely affect the quality of their experiences. In addition, we could experience inefficiencies and/or operational failures in connection with these efforts, which could have the same effect. Moreover, even if we do not experience inefficiencies and/or operational failures in connection with these efforts, third parties with whom we do business (or upon whom we otherwise rely in connection with our day to day operations) may not make the changes to their systems, infrastructures and technologies needed to access our products and services on a timely basis, if at all. The occurrence of any of these events could adversely affect our business, financial condition and results of operations.

We also rely on third party computer systems, data centers, broadband and other communications systems and service providers in connection with the provision of our products and services generally, as well as to facilitate and process certain transactions with our users and customers. Any interruptions, outages or delays in our systems or those of our third party providers, or deterioration in the performance of these systems, could impair our ability to provide our products and services and/or process certain transactions with users and customers. Furthermore, fire, power loss, telecommunications failure, natural disasters, acts of war or terrorism, acts of God and other similar events or disruptions may damage or interrupt computer, data, broadband or other communications systems at any time. Any event of this nature could cause system interruptions, delays and loss of critical data, and could prevent us from providing services to users and customers. While we have backup systems in place for certain aspects of our operations, our systems are not fully redundant and disaster recovery planning is not sufficient for all eventualities. In addition, we may not have adequate insurance coverage to compensate for losses from a major interruption.

If any of these events were to occur, it could damage our reputation and result in the loss of current and potential users and customers, which could have an adverse effect on our business, financial condition and results of operations and otherwise be costly to remedy.

We operate in various international markets, some in which we have limited experience. As a result, we face additional risks in connection with our international operations. Also, we may not be able to successfully expand into new, or further into our existing, international markets.

We currently operate in various jurisdictions abroad and may continue to expand our international presence. In order for our products and services in these jurisdictions to achieve widespread acceptance, commercial use and acceptance of the Internet must continue to grow, which growth may occur at slower rates than those experienced in the United States. Moreover, we must continue to successfully tailor our products and services to the unique customs and cultures of foreign jurisdictions, which can be difficult and costly and the failure to do so could slow our international growth and adversely impact our business, financial condition and results of operations.

Operating abroad, particularly in jurisdictions where we have limited experience, exposes us to additional risks. For example, we may experience difficulties in managing international operations due to distance, language and cultural differences and political and/or economic instability, including issues associated with establishing and maintaining effective management systems and infrastructures (including disclosure controls and procedures and internal control over financial reporting), the staffing of foreign operations, exchange rate fluctuations and online privacy and protection of personal information. Our success in international markets will also depend, in part, on our ability to identify potential acquisition candidates, joint venture or other partners, and to enter into arrangements with these parties on favorable terms and successfully integrate their businesses and operations with our own.

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We may not be able to identify suitable acquisition candidates and even if we are able to do so, we may experience operational and financial risks in connection with acquisitions. In addition, some of the businesses we acquire may incur significant losses from operations or experience impairment of carrying value.

We continue to seek to identify potential acquisition candidates that will allow us to apply our expertise to expand their capabilities, as well as maximize our existing assets. As a result, our future growth may depend, in part, on acquisitions. We may not be able to identify suitable acquisition candidates or complete acquisitions on satisfactory pricing or other terms and we expect to continue to experience competition in connection with our acquisition-related efforts.

Even if we identify what we believe to be suitable acquisition candidates and negotiate satisfactory terms, we may experience operational and financial risks in connection with acquisitions, and to the extent that we continue to grow through acquisitions, we will need to:

●	Successfully integrate the operations, as well as the accounting, financial controls, management information, technology, human resources and other administrative systems, of acquired businesses with our existing operations and systems;

●	successfully identify and realize potential synergies among acquired and existing businesses;

●	retain or hire senior management and other key personnel at acquired businesses; and

●	successfully manage acquisition-related strain on the management, operations and financial resources of Ksix Holdings and its businesses and/or acquired businesses.

We may not be successful in addressing these challenges or any other problems encountered in connection with historical and future acquisitions. In addition, the anticipated benefits of one or more acquisitions may not be realized and future acquisitions could result in increased operating losses, potentially dilutive issuances of equity securities and the assumption of contingent liabilities. Also, the value of goodwill and other intangible assets acquired could be impacted by one or more continuing unfavorable events and/or trends, which could result in significant impairment charges. The occurrence of any these events could have an adverse effect on our business, financial condition and results of operations.

We may not be able to protect our systems, infrastructures and technologies from cyber attacks. In addition, we may be adversely impacted by cyber attacks experienced by third parties. Any disruption of our systems, infrastructures and technologies, or compromise of our user data or other information, due to cyber attacks could have an adverse effect on our business, financial condition and results of operations.

The incidence of malicious technology-related events, such as cyber attacks, computer hacking, computer viruses, worms or other destructive or disruptive software, distributed denial of service attacks or other malicious activities (or any combination of these events) is on the rise worldwide. From time to time, we may become the victim of these types of attacks.

While we continuously develop and maintain systems to detect and prevent events of this nature from impacting our various businesses, these efforts are costly and require ongoing monitoring and updating as technologies change and efforts to overcome preventative security measures become more sophisticated. Despite our efforts, we cannot assure you that these events will not occur in the future and if they do occur, will not have an adverse effect on our business, financial condition and results of operations.

Furthermore, we may become the victim of security breaches, such as the misappropriation, misuse, leakage, falsification or accidental release or loss of user, customer or vendor data maintained in our information technology systems or those of third parties with whom we do business (or upon whom we otherwise rely in connection with our day to day operations).

Any cyber attack or security breach we experience could prevent us from providing our products and services, damage our reputation, erode our brands and/or be costly to remedy, as well as result in a degradation of our products and services and/or cause damage to our systems, infrastructures, technologies and data. Even if we do not experience such events, the impact of any such events experienced by third parties with whom we do business (or upon whom we otherwise rely in connection with our day to day operations) could have a similar effect. Moreover, even cyber attacks and security breaches that do not impact us directly may result in a loss of consumer confidence generally, which could make consumers and users less likely to use our products and services.

In addition, we may not have adequate insurance coverage to compensate for losses resulting from any of these events.

The processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

We receive, transmit and store a large volume of personal information and other user data (including personal credit card data, as well as private content (such as videos and correspondence)) in connection with the processing of search queries, the provision of online products and services, transactions with users and customers and advertising on our websites. The sharing, use, disclosure and protection of this information are determined by the respective privacy and data security policies of our various businesses. These policies are, in turn, subject to federal, state and foreign laws and regulations, as well as evolving industry standards and practices, regarding privacy generally and the storing, sharing, use, disclosure and protection of personal information and user data. Examples include the European Union Data Protection Directive (as adopted and implemented by the various European Union member states, the “EU Directive”), various U.S. state regulations concerning minimum data security standards, industry self-regulating principles that have become standard practice and more stringent contractual protections (and related compliance obligations) regarding privacy and data security.

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In addition, if an online service provider fails to comply with its privacy policy, it could become subject to an investigation and/or proceeding for unfair or deceptive practices brought by the U.S. Federal Trade Commission under the Federal Trade Commission Act (and/or brought by a state attorney general pursuant to a similar state law), as well as a private lawsuit under various U.S. federal and state laws. Similarly, in the European Union, the online service provider could become subject to an investigation and/or proceeding for the violation of the data protection laws and regulations brought by a member state or its supervisory authority (an independent body charged with monitoring compliance with data protection laws), as well as private causes of action under the EU Directive. In general, personal information is increasingly subject to legislation and regulation in numerous jurisdictions around the world (particularly in the European Union), the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction.

U.S. and foreign legislators and regulators may enact new laws and regulations regarding privacy and data security. For example, in May 2014, the White House released a review of “big data” practices, which called for an update to U.S. privacy laws based on the proposed Consumer Privacy Bill of Rights released by the White House in February 2012 and the enactment of a federal data breach notification law. In addition, in February 2013 the U.S. Federal Trade Commission issued a report seeking changes in Internet and mobile privacy protection and disclosures. Similarly, new privacy laws and regulations at the state level, as well as new laws and directives abroad (particularly in the European Union), are being proposed and implemented. For example, legislation in the state of California that became effective on January 1, 2014 requires companies that collect personal information to disclose how they respond to web browser “Do Not Track” signals and the European Union is in the process of adopting new guidelines for data protection and privacy to address recent globalization and technological developments, which will supersede the EU Directive. In addition, existing privacy laws that were intended for brick-and-mortar businesses could be interpreted in a manner that would extend their reach to our businesses. New laws and regulations (or new interpretations of existing laws) in this area may make it more costly to operate our businesses and/or limit our ability to engage in certain types of activities, such as targeted advertising, which could adversely affect our business, financial condition and results of operations.

As privacy and data protection have become more sensitive issues, we may also become exposed to potential liabilities as a result of differing views on the privacy of consumer and other user data collected by our businesses. Also, we cannot guarantee that our security measures will prevent security breaches. In the case of security breaches involving personal credit card data, credit card companies could curtail our ability to transact payments and impose fines for failure to comply with Payment Card Industry (PCI) Data Security Standards. Moreover, any such breach could decrease consumer confidence in the case of the business that experienced the breach or our businesses generally, which would decrease traffic to (and in turn, usage and transactions on) the relevant website and/or our various websites and which in turn, could adversely affect our business, financial condition and results of operations. The failure of any of our businesses, or their various third party vendors and service providers, to comply with applicable privacy policies, federal, state or foreign privacy laws and regulations or PCI standards, as well as the unauthorized release of personal information or other user data for any reason, could adversely affect our business, financial condition and results of operations.

Our success depends, in part, on our ability to develop and monetize mobile versions of our products and services.

Our success depends, in part, on our ability to develop and monetize mobile versions of our products and services. While many of our users continue to access our products and services through personal computers, users of (and usage volumes on) mobile devices, including smartphones and tablets, continue to increase relative to those of personal computers. While we have developed mobile versions of certain of our products and services (and have developed certain products and services exclusively for mobile devices) and intend to continue to do so in the future, we may not be able to monetize these applications as effectively as we monetize our non-mobile products and services. In addition, the success of our mobile applications is dependent on their interoperability with various mobile operating systems, technologies, networks and standards that we do not control and any changes in any of these things that compromise the quality or functionality of our products and services could adversely impact usage of our products and services on mobile devices and, in turn, our ability to attract advertisers. Lastly, as the adoption of mobile devices becomes more widespread, we will need to take steps to ensure that our products and services are attractive to users of mobile devices. This shift could adversely affect our business, financial condition and results of operations if we are unable to replace the related revenues.

The Internet and related technologies and applications continue to evolve and we may not be able to adapt to these changes.

The development of new products and services in response to the evolving trends and technologies of the Internet, as well as the identification of new business opportunities in this dynamic environment, require significant time and resources. We may not be able to adapt quickly enough (and/or in a cost-effective manner) to these changes, appropriately time the introduction of new products and services to the market or identify new business opportunities in a timely manner. Also, these changes could require us to modify related infrastructures and our failure to do so could render our existing websites, applications, services and proprietary technologies obsolete. Our failure to respond to any of these changes appropriately (and/or in a cost effective manner) could adversely affect our business, financial condition and results of operations.

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We depend, in part, upon arrangements with third parties to drive traffic to our various websites and advertisers offers.

We engage in a variety of activities designed to attract traffic to our various websites, advertisers offers and convert visitors into repeat users and customers. How successful we are in these efforts depends, in part, upon our continued ability to enter into arrangements with third parties to drive traffic to our various websites and offers, as well as the continued introduction of new and enhanced products and services that resonate with users and customers generally.

For example, we have entered into (and expect to continue to enter into) agreements to distribute surveys, CPA offers, and app installs through third parties. Most of these agreements are either non-exclusive and short-term in nature or, in the case of long-term or exclusive agreements, are terminable by either party in certain specified circumstances. In addition, a few of these agreements collectively represent a significant percentage of the revenue generated by our B2B operations. Our inability to enter into new (or renew existing) agreements to distribute our advertisers offers through third parties for any reason would result in decreases in website traffic, queries and advertising revenue, which could have an adverse effect on our business, financial condition and results of operations.

Our success depends upon the continued growth and acceptance of online advertising, particularly paid listings, as an effective alternative to traditional, offline advertising and the continued commercial use of the Internet.

We continue to compete with traditional advertising media, including television, radio and print, in addition to a multitude of websites with high levels of traffic and online advertising networks, for a share of available advertising expenditures and expect to face continued competition as more emerging media and traditional offline media companies continue to enter the online advertising market. We believe that the continued growth and acceptance of online advertising generally will depend, to a large extent, on its perceived effectiveness and the acceptance of related advertising models (particularly in the case of models that incorporate user targeting and/or utilize mobile devices), the continued growth in commercial use of the Internet (particularly abroad), the extent to which web browsers, software programs and/or other applications that limit or prevent advertising from being displayed become commonplace and the extent to which the industry is able to effectively manage click fraud. Any lack of growth in the market for online advertising, particularly for paid listings, or any decrease in the effectiveness and value of online advertising (whether due to the passage of laws requiring additional disclosure, an industry-wide move to self-regulatory principles that require additional disclosure and/or opt-in policies for advertising that incorporate user targeting or other developments) would have an adverse effect on our business, financial condition and results of operations.

General economic events or trends that reduce advertising spending could harm our business, financial condition and results of operations.

A substantial portion of our consolidated revenue is attributable to online advertising. Accordingly, we are particularly sensitive to events and trends that could result in decreased advertising expenditures. Advertising expenditures have historically been cyclical in nature, reflecting overall economic conditions and budgeting and buying patterns, as well as levels of consumer confidence and discretionary spending.

Small and local businesses with which we do business are particularly sensitive to these events and trends, given that they are not as well situated to weather adverse economic conditions as their larger competitors, which are generally better capitalized and have greater access to credit. In the recent past, adverse economic conditions have caused, and if such conditions were to recur in the future they could cause, decreases and/or delays in advertising expenditures, which would reduce our revenues and adversely affect our business, financial condition and results of operations.

We depend on our key personnel.

Our future success will depend upon our continued ability to identify, hire, develop, motivate and retain highly skilled individuals, with the continued contributions of our senior management being especially critical to our success. Competition for well-qualified employees across Ksix Holdings and its various businesses is intense and our continued ability to compete effectively depends, in part, upon our ability to attract new employees. While we have established programs to attract new employees and provide incentives to retain existing employees, particularly our senior management, we cannot assure you that we will be able to attract new employees or retain the services of our senior management or any other key employees in the future. Effective succession planning is also important to our future success. If we fail to ensure the effective transfer of senior management knowledge and smooth transitions involving senior management across our various businesses, our ability to execute short and long term strategic, financial and operating goals, as well as our business, financial condition and results of operations generally, could be adversely affected.

Mr. Matzinger owns a significant percentage of the voting power of our stock and will be able to exercise significant influence over the composition of our Board of Directors, matters subject to stockholder approval and our operations.

As of April 24, 2015, Mr. Matzinger owned 24,778,76 shares of Ksix Holdings common stock representing 71% of Ksix Holdings outstanding common stock and approximately 71% of the total outstanding voting power of Ksix Holdings.

In addition, under an amended and restated governance agreement between Ksix Holdings and Mr. Matzinger, for so long as Mr. Matzinger serves as Ksix Holdings Chairman and Senior Executive, he generally has the right to consent to limited matters in the event that Ksix Holding’s ratio of total debt to EBITDA (as defined in the governance agreement) equals or exceeds four to one over a continuous twelve-month period. While Mr. Matzinger may not currently exercise this right, no assurances can be given that this right will not become exercisable in the future, and if so, that Mr. Matzinger will consent to any of the limited matters at such time, in which case Ksix Holding would not be able to engage in transactions or take actions covered by this consent right.

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As a result of Mr. Matzinger’s ownership interest, voting power and the contractual rights described above, Mr. Matzinger currently is in a position to influence, subject to our organizational documents and Nevada law, the composition of Ksix Holding’s Board of Directors and the outcome of corporate actions requiring stockholder approval, such as mergers, business combinations and dispositions of assets, among other corporate transactions. In addition, this concentration of voting power could discourage others from initiating a potential merger, takeover or other change of control transaction that may otherwise be beneficial to Ksix Holding’s, which could adversely affect the market price of Ksix Holdings securities.

RISKS RELATED TO OUR SECURITIES AND THE OVER THE COUNTER MARKET

Trading on the Pink Sheets may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Even though we are a fully reporting issuer with the Securities and Exchange Commission, our common stock is quoted on the “Pink Sheets” as provided by OTC Markets under the ticker symbol “KSIX” (the “Pink Sheets”). Trading in stock quoted on the Pink Sheets, or any other over the counter venues, is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the Pink Sheets is not a stock exchange, and trading of securities on the Pink Sheets is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority’ requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Rule 144 sales in the future may have a depressive effect on our stock price as an increase in supply of shares for sale, with no corresponding increase in demand will cause prices to fall.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current reporting company under the 1934 Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

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FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal auditing and other finance staff in order to develop and implement appropriate additional internal controls, processes and reporting procedures.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting and, furnish a report by our management on our internal control over financial reporting. We have begun the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management time and attention from revenue-generating activities to compliance activities. While our management is expending significant resources in an effort to complete this important project, there can be no assurance that we will be able to achieve our objective on a timely basis. Failure to achieve and maintain an effective internal control environment or complete our Section 404 certifications could have a material adverse effect on our stock price.

In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

We do not intend to pay dividends.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide in our sole discretion not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are rapid, there is no assurance with respect to the amount of any such dividend.

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Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

As discussed in the preceding risk factors, the market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

If we are unable to continue as a going concern, investors may face a complete loss of their investment.

The independent auditor’s report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern. The report states that we depend on the continued contributions of our executive officers to work effectively as a team, to execute our business strategy and to manage our business. The loss of key personnel, or their failure to work effectively, could have a material adverse effect on our business, financial condition, and results of operations. If we are unable to obtain sufficient financing in the near term or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations. If we curtail our operations, we may be placed into bankruptcy or undergo liquidation, the result of which will adversely affect the value of our common shares.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management team.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

OTHER RISKS

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

PART 2 - FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATIONS

Ksix Media Holdings, Inc. (“Ksix Holdings” or “the Company”) is a digital advertising agency conglomerate-serving customers worldwide. The Company seeks to acquire other niche marketing companies in the digital advertising sector to grow market share and efficiency. Ksix Holdings the parent company of a wholly-owned subsidiary, Ksix Media, Inc., a Nevada corporation, which operates two wholly-owned subsidiaries, Ksix LLC and Blvd Media Group, LLC, both Nevada limited liability companies.

Ksix, LLC provides performance based marketing solutions to drive traffic and conversions within a Cost-Per-Action (“CPA”) business model. The Ksix, LLC works directly with advertisers and other networks to promote advertiser campaigns through their affiliates.

Blvd Media Group, LLC works with online games and web publisher utilizing our proprietary offer wall that promotes hundreds of different advertisers campaigns on a single web page.

Sources of Revenue

Substantially all of the revenue from our Ksix, LLC segment is derived from affiliates traffic to our advertisers offers. This revenue is spread out over hundreds of affiliates and a hundred or so advertisers. Our Advertisers may update their policies and guidelines, which could require modification to, or prohibit and/or render obsolete certain number of our affiliates, services and/or business practices, which could be costly to address or otherwise have an adverse effect on our business, financial condition and results of operations. For the years ended December 31, 2014 and 2013 revenue earned from our advertisers was $ 2.1 Million, $ 1.8 million, respectively.

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The revenue earned from Blvd Media Group segment is derived online games and sites that use virtual currency to reward users for completing offers. For the years ended December 31, 2014 and 2013 revenue earned from our advertisers was $ 478,021, $ 1,1 million, respectively.

Factors Affecting Results

In 2014, we delivered 15% revenue growth with Ksix, LLC from $1,871,266 in 2013 to $2,196,457 in 2014. There was a 67% decline in Blvd Media Group from $1,163,563 in 2013 to $487,021 in 2014 which had a combine decrease in combined revenue by 12% $2,674,476 in 2014 and $3,034,829 in 2013. Ksix, LLC, primarily drove revenue growth while the declines in Blvd Media Group are in a result in the shift from desktop games to mobile. In addition operating expenses increased as Ksix Holdings prepared to enter the public market.

Cost of Revenue

Cost of revenue decreased by $374,707, or in the 12 month period ended December 31, 2014, as compared to the comparable period of 2013. As a percent of revenue, cost of revenue decreased to 62% in the 12 months ended December 31, 2014, from 67% in the comparable period of 2013. This decrease in cost of revenue as a percent of revenue resulted in an increase gross margin.

Operating Expense

Ksix Holdings operating expenses increased $123,659, or 13%, in the 12 months ended December 31, 2014, as compared to the comparable period of 2013. The increase was due to management, accounting and legal fees preparing for the public market. We expect that our operating expenses will increase as our business grows, acquisition costs, and we grow public strategies.

Interest Expense

Interest expense in the 12 months ended December 31, 2014 and 2013 represents costs associated with notes and credit. Interest expense decreased from $45,710 to $12,056 as notes have been paid off. We will see an increase or decrease depending on the manner in which future growth is funded.

Cash Requirements

We believe that cash flow from operations will not meet our present and near-term cash needed for growth and acquisitions, and thus we will require additional cash resources, including the sale of equity or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months. We estimate that our capital needs over the next 12 months will be $1,000,000 to $10,000,000. We will require additional cash resources to scale our current business, attract high-quality personnel and expand our business through mergers and acquisitions. If our own financial resources and then current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

PART 3 - DESCRPTION OF PROPERTY

The Company leases office space at 10624 S. Eastern Ave., Suite A-910, Henderson, Nevada 89052 (Owned by Innevation Center owned by a world renowned company named Switch), which contains 65,000 square foot of collaborative work space which allows us to expand and contract as needed. Currently we have a year lease with a thirty day cancelation policy which costs $1,825 per month. The Company feels that its current office space described above is adequate for the business operations of the Company for the next twenty-four (24) months.

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PART 4 - SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 12d-3 under the Exchange Act of 1934) of outstanding registrant Common Stock as of the ate of this filing to include all persons known by us to own beneficially more than 5% of any class of our outstanding voting securities, and also the shares of Common Stock held by the officers and directors of the Company. As of August 3, 2015, there were 34,832,432 shares of our Common Stock outstanding. Except as otherwise indicated below, to the best of our knowledge, each person named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name.

Title of Class	Name and Address of Beneficial Owner	Title of Beneficial Owner	Amount and Nature of Beneficial Owner 1	% of Class 2
Common	Carter Matzinger 10624 S. Eastern, Suite A-910 Henderson, NV 89052	President, CEO, and Chairman	24,778,761	71.14%

Common	Ted D. Campbell II 120 South Crockett Street Sherman, TX 75090	Director	619,469	1.78%

Common	Clinton W. Coldren 1535 Soniat Street New Orleans, LA 70115	Director	1,779,599	5.11%

Common	Sidney Lorio, Jr. 2116 Parkwood Drive Bedford, Texas 76021	Shareholder	3,717,620	10.67%

	All Directors an Executive Officers as a Group (3 Total) Total Common Stock Held		27,177,829	78.03%

NOTES:

1 “Beneficial Ownership” means having or sharing, directly or indirectly, (i) voting power, which includes the power to vote or to direct the voting; or (ii) investment power, which includes the power to dispose of or to direct the disposition, of shares of the Common Stock of the Company. The definition of beneficial ownership includes shares, underlying options or warrants to purchase shares of Common Stock, or other securities convertible into the Common Stock of the Company, that currently are exercisable or convertible or that will become exercisable or convertible within sixty (60) days of this filing. Unless otherwise indicated, the beneficial owner listed in the above table has sole voting and investment power.

2 Calculated based upon 34,832,432 shares of Common Stock issued and outstanding as of the date of this filing. At the time of this filing, there are no underlying options or warrants to purchase shares of Common Stock, or other securities convertible into the Common Stock of the Company, that currently are exercisable or convertible or that will become exercisable or convertible within sixty (60) days of this filing.

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PART 5 - DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers. All directors hold office until the first annual meeting of the stockholders of the Company and until the election and qualification of their successors or their earlier removal or retirement.

NAME	AGE	POSITION	DATE FIRST ELECTED/APPOINTED

Carter Matzinger	40	Chairman, Chief Executive Officer, Chief Financial Officer	April 30, 2015

Ted D. Campbell II	49	Director	April 30, 2015

Clinton W. Coldren	59	Director	December 15, 2010

Carter Matzinger - Chairman and Chief Executive Officer – Mr. Matzinger is 40 years old and has over 17 years of diverse experience including working with many Fortune 500 companies including: The Limited, CompuServe, Goodyear Tire, and moco. For the past eight years, Mr. Matzinger has worked in the field of online marketing and has specialized in building large affiliate networks. He works closely with online advertisers and advertising networks to expand the reach of profitability of the Company. His experience in search engine optimization, list management, and pay-per-click advertising provides a vast network of relationships and industry expertise. Mr. Matzinger is the co-founder and President of Blvd Media Group, LLC, and KSIX LLC. Mr. Matzinger is a graduate of the University of Utah in 1997 B.A. in Business Administration.

Ted D. Campbell II – Director – Mr. Campbell is currently President of Corporate Regulatory Compliance, Inc., a Texas based corporate consulting firm which specializes in assisting private companies in becoming publicly traded through self-directed filings and pubic listed companies with continuing compliance requirements with the FINRA and the Securities and Exchange Commission. Mr. Campbell works exclusively in the areas of federal and state registered/exempt corporate securities offerings, application of the federal securities rules and regulations to such offerings, and corporate listing on the over the counter markets. Mr. Campbell is currently a director of NanoTech Entertainment, Inc., a publicly traded company on the Pink Sheets. Mr. Campbell is a former founder and principal of NevWest Securities Corporation, which was a NASD licensed, Level Three Introducing Broker Dealer and Market Maker. He was also President and CEO of Campbell Mello Associates, Inc. from 1996-1999 which was one of the first consultants on the Internet offering “Direct Public Offerings”, Hedge Fund development, Form 211 filings, and other corporate consulting services. Mr. Campbell also worked as a securities legal intern at the Oklahoma Department of Securities from 1989-1994 and as a State Securities Examiner for the Nevada Secretary of State, Securities Division from 1995 to 1996. Mr. Campbell is a graduate of the University of Oklahoma in 1993 with a Juris Doctorate and a Masters of Business Administration, and a graduate of Texas A&M University in 1989 with a B.B.A. in Corporate Finance (Graduated with Distinguished Student Status). He was a member of Phi Alpha Delta legal fraternity and was a staff member of the American Indian Law Review at the University of Oklahoma, School of Law.

Clinton W. Coldren - Director - Mr. Coldren, brings 35+ years of oil and gas management, financial and operational experience to the Company. For most of these years he focused on domestic operating basins, specifically the Louisiana and Texas Gulf coast. He has held management positions with Gulf Oil/Chevron and CNG Producing. Mr. Coldren has had great success as a company builder - he founded Cenergy Corporation, an oil and gas consulting company, and was a founding member of Energy Partners, Ltd., which became a publicly traded company focused on the shallow-water region of the Gulf of Mexico. At Energy Partners, he held several senior positions, including Executive Vice President and Chief Operating Officer. Mr. Coldren then founded Coldren Oil & Gas Company LP, where he was Director, President and CEO for this Gulf of Mexico oil and gas company. Most recently he did a start-up, Bayou Bend Petroleum, a publicly traded exploration company where he was Director, President and CEO. These were all successful companies completing major acquisitions and transactions up to $500 Million in the Gulf region. In 1977 Mr. Coldren graduated from Lehigh University with a degree in Mechanical Engineering. He later received his MBA from the University of Pittsburgh in 1992.

AUDIT COMMITTEE. The Company intends to establish an audit committee, which will consist of independent directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of independent auditors to audit the Company’s financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

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COMPENSATION COMMITTEE. Our board of directors does not have a standing compensation committee responsible for determining executive and director compensation. Instead, the entire board of directors fulfills this function, and each member of the Board participates in the determination. Given the small size of the Company and its Board and the Company’s limited resources, locating, obtaining and retaining additional independent directors is extremely difficult. In the absence of independent directors, the Board does not believe that creating a separate compensation committee would result in any improvement in the compensation determination process. Accordingly, the board of directors has concluded that the Company and its stockholders would be best served by having the entire board of directors’ act in place of a compensation committee. When acting in this capacity, the Board does not have a charter.

In considering and determining executive and director compensation, our board of directors’ reviews compensation that is paid by other similar public companies to its officers and takes that into consideration in determining the compensation to be paid to the Company’s officers. The board of directors also determines and approves any non-cash compensation to any employee. The Company does not engage any compensation consultants to assist in determining or recommending the compensation to the Company’s officers or employees.

PART 6 - EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as our principal executive officer during our last completed fiscal year, and (ii) each other individual serving as an executive officer at the conclusion of the fiscal year ended December 31 and shall include all forms of salary and bonuses received or to be received.

	Summary Compensation Table
	Annual Compensation				Long-Term Compensation [3]
Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts	All Other Compensation

Carter Matzinger [4] Officer and Director	2014	N/A
	2015	$180,000

Clinton W. Coldren [4] Director	2014	N/A
	2015	N/A

Ted D. Campbell II [4] Director	2014	N/A
	2015	N/A

Footnotes to Executive Compensation:

(1) Management base salaries can be increased by our Board of Directors based on the attainment of financial and other performance guidelines set by the management of the Company.

(2) Salaries listed do not include annual bonuses to be paid based on profitability and performance. These bonuses will be set, from time to time, by a disinterested majority of our Board of Directors. No bonuses will be set until such time as the aforementioned occurs. In addition, management’s salaries on the attainment of financial and other guidelines set by Optima.

(3) The Company plans on developing an “Employee Stock Option Plan” (“ESOP”) for both management and strategic consultants. However, the Company does anticipate executing long-term employment contracts with both, along with other members of the future management team, during the 2015-2016 calendar year. It is anticipated these management agreements will contain compensation terms that could include a combination of cash salary, annual bonuses, insurance and related benefits, matching IRA contributions, restricted stock awards based upon longevity and management incentive stock options. At the current time, the Company does not know the final structure of the ESOP or the proposed long term management employment contracts.

(4) Our Board of Directors will serve until the next annual meeting of the stockholders and until successors are duly elected and qualified, unless earlier removed as provided in the Company’s Corporate Bylaws. Executive officers serve at the pleasure of the Board of Directors.

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Compensation Policy

Our Company’s executive compensation plan is based on attracting and retaining qualified professionals which possess the skills and leadership necessary to enable our Company to achieve earnings and profitability growth to satisfy our stockholders. We must, therefore, create incentives for these executives to achieve both Company and individual performance objectives through the use of performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components

As a growth stage Company with a plan of action of both vertical and horizontal industry acquisitions (and potential retention of management of acquired businesses), the main elements of compensation packages for executives shall consist of a base salary, stock options under the proposed plan discussed above under this section, and bonuses (cash and/or equity) based upon performance standards to be negotiated.

Base Salary

As the Company continues to grow, both through acquisition or through revenue growth from existing business interests, and financial conditions improve, these base salaries, bonuses, and incentive compensation will be reviewed for possible adjustments. Base salary adjustments will be based on both individual and Company performance and will include both objective and subjective criteria specific to each executive’s role and responsibility to the Company.

Compensation of Directors

At the time of this filing, directors receive no remuneration for their services as directors of the Company, nor does the Company reimburse directors for expenses incurred in their service to the Board of Directors of the Company. The Company plans to put in place an industry standard director compensation package during the fiscal year 2015.

PART 7 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of the filing of this Current report, we have no independent directors on our Board of Directors, and therefore, have no formal procedures in effect for reviewing and pre-approving any transactions between us, our directors, officers, and other affiliates We will use our best efforts to insure that all transactions are on terms at least as favorable to the company as we would negotiate with unrelated third parties.

PART 8 - LEGAL PROCEEDINGS

The Company is not a party to any pending legal proceedings, and no know proceedings are known to be contemplated.

No director, officer, or affiliate of the Company and no owner of record or beneficial owner of more than 5% of the securities of the Company, or any associate of any such director, officer, or security holder is a party adverse to the Company or has material interest adverse to the Company in reference to pending litigation.

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PART 9 - MARKET PRICE OF THE REGISTRANT’S COMMON STOCK EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is currently quoted on the Pink Sheets as maintained by OTCMarkets.com under the symbol “KSIX.PK”. It has been traded in the over-the-counter market on a limited basis. The following sets forth high and low bid price quotations for each calendar quarter during the last fiscal years that trading occurred or quotations were available.

Quarter Ended	High Price per Share [1]		Low Price per Share [1]
July 31, 2015 [3]	$0.75		$0.05
April 30, 2015	$0.18	[2]	$0.05
January 31, 2015	$0.02		$0.01
October 31, 2014	$0.02		$0.01
July 31, 2014	$0.02		$0.01
April 30, 2014	$0.04		$0.01
January 31, 2014	$0.01		$0.01
October 31, 2013	$0.05		$0.01

NOTES:

(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

(2)	The Company effectuated a one fore twenty-three (1 for 23) common stock reverse split of its Common Stock.

(3)	The closing bid price for our shares of common stock on August 6, 2015 was $0.20.

Our common stock is considered a low priced security under the “Penny Stock” rules promulgated by the Securities and Exchange Commission. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a low priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

Common Stock Holders

As of the date of this filing, the list of stockholders for our shares of common stock shows fifty (50) registered stockholders and 34,832,432 shares of common stock outstanding.

Independent Stock Transfer and Registrar

Action Stock Transfer Corporation whose address is 2469 Fort Union Boulevard #214, Cottonwood Heights, UT 84121 is the registrar and transfer agent for our Common Stock. Their telephone number is (801) 274-1088.

Dividends

We have not previously paid any cash dividends on common stock and do not anticipate or contemplate paying dividends on common stock in the foreseeable future. Our present intention is to utilize all available funds to develop and expand our business. The only restrictions that limit the ability to pay dividends on common equity, or that are likely to do so in the future, are those restrictions imposed by law and those restrictions imposed under contractual obligation. Under Nevada corporate law, no dividends or other distributions may be made which would render a company insolvent or reduce assets to less than the sum of liabilities plus the amount needed to satisfy outstanding liquidation preferences. Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

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PART 10 - RECENT SALES OF UNREGISTERED SECURITIES

Since the last fiscal year end, we have sold unregistered securities to the following shareholders:

On or about April 24, 2015, the Company entered into a Share Exchange Agreement (the “Agreement”) with all of the shareholders of KSIX Media, Inc. (“KSIX”) a Nevada corporation (the “Share Exchange Agreement”), thus making KSIX a wholly-owned subsidiary of the Company. Pursuant to the Share Exchange Agreement, the Company acquired 22.600,000 shares of common stock of KSIX from the KSIX Shareholders and in exchange issued 28,000,000 restricted shares of its common stock to the KSIX Shareholders as follows:

●	Carter Matzinger received 24,778,761 shares of Common Stock of the Company in exchange for 20,000,000 shares of Common Stock of KSIX.

●	Edwin Winfield received 1,238,938 shares of Common Stock of the Company in exchange for 1,000,000 shares of Common Stock of KSIX.

●	360 Digital, LLC received 1,238,938 shares of Common Stock of the Company in exchange for 1,000,000 shares of Common Stock of KSIX.

●	Ted D. Campbell II received 619,469 shares of Common Stock of the Company in exchange for 500,000 shares of Common Stock of KSIX.

●	Street Capital received 123,894 shares of Common Stock of the Company in exchange for 100,000 shares of Common Stock of KSIX.

On May 18, 2015, the Company entered into a subscription agreement with Sidney J. Lorio Jr. for the sale of 930,000 shares of common stock for $75,064.29, or $0.080714 per share. As of the date of this filing, Mr. Lorio has paid the purchase price in full and the common stock is considered to be issued and outstanding.

On June 4, 2015, the Company entered into a subscription agreement with Sidney J. Lorio Jr. for the sale of 1,053,100 shares of common stock for $85,000.22, or $0.080714 per share. As of the date of this filing, Mr. Lorio has not paid the purchase price as set forth in the subscription agreement and as such, the common stock is considered to be issued, but not outstanding. We have booked the purchase price as subscription receivable.

On June 16, 2015, the Company entered into a subscription agreement with Sidney J. Lorio Jr. for the sale of 1,734,520 shares of common stock for $140,000.04, or $0.080714 per share. As of the date of this filing, Mr. Lorio has not paid the purchase price as set forth in the subscription agreement and as such, the common stock is considered to be issued, but not outstanding. We have booked the purchase price as subscription receivable.

The shares of unregistered common stock described above were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Rule 506 of Regulation D promulgated there under, or Regulation S for offers and sales of securities outside the United States. In particular, our Company confirmed that with respect to the exemption claimed under Rule 506 D and section 4(2) of the Securities Act of1933, that:

i. Each purchaser referred to above gave written assurance of investment intent without a view for resale and certificates for shares sold to each purchaser bear a legend consistent with such investment intent and restricting transfer;

ii. Sales were made to a limited number of persons. No general solicitation to the public was made in connection with such sales;

iii. Each purchaser represented in writing that they had sufficient sophistication to evaluate the investment and could afford to lose their entire investment without adversely affecting their lifestyle;

iv. Neither our company nor any person acting on our behalf offered or sold shares by means of any form of general solicitation or general advertising;

v. The purchasers represented in writing that they acquired the shares for their own accounts; and

vi. Shareholders have been placed on notice that their securities will need to be sold in compliance with Rule 144 of the Act, and may not be transferred otherwise.

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Except as noted above, the sales of the securities identified above were made pursuant to privately negotiated transactions that did not involve a public offering of securities and, accordingly, we believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and rules promulgated thereunder. Each of the above-referenced cash investors in our stock represented to us in connection with their investment that they were “accredited investors” (as defined by Rule 501 under the Securities Act) and were acquiring the shares for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. Additionally, the investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

PART 11 - DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 100,000,000 shares of Common Stock (Par Value $0.001). As of the date of the filing of this Current Report, The Company has 34,832,432 shares issued and outstanding held by approximately fifty (50) shareholders of record.

Holders of our Common Stock are entitled to one vote per share on each matter submitted for a vote at any meeting of shareholders. Our Common Stock does not carry cumulative voting rights.

Our Common Stock has no pre-emptive rights to acquire additional shares or any other securities. Our Common Stock are not subject to redemption and carry no subscription or conversion rights. In the event of liquidation, holders of our Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Common Stock Shareholders are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. However, currently the Company is seeking growth and expansion of its business through the reinvestment of profits and acquisitions and does not anticipate that it will pay cash dividends in the foreseeable future.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred Stock, $0.001 par value. At the date of the filing of this Current Report, there are no shares of Preferred Stock issued and outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Based on the Company’s review of such reports, the Company believes Carter Matzinger, its Chief Executive Officer and President and a member of its Board of Directors, and Ted D. Campbell II, a member of its Board of Directors both failed to timely file Form 3 and/or Form 4, as appropriate, with the SEC. Both Mr. Matzinger and Mr. Campbell are now preparing such required reports and will have them filed as required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934 within ten (10) days of the filing of this Current Report.

PART 12 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to our Articles of Incorporation and amendments thereto, along with section XI of our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada Revised Statutes, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

The Company’s bylaws provide that our officers and directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

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The effect of this provision in our Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder’s derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability ofa director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 2.01 of this Current Report on Form 8-K and also provided in Item 2.01 of the Current Report on Form 8-K filed with the SEC on May 4, 2015.

Upon the execution of the Share Exchange Agreement and the issuance of 28,000,000 shares of common stock to KSIX shareholders, the Company will now be under the control of the KSIX shareholders namely, Carter Matzinger, who will own 24,778,761 shares of common stock or 79.64% of the issued and outstanding common stock of the Company which shall be 31,115,000 shares of common stock at the time of the transaction. As such, Mr. Matzinger will have effective control of the Company as a result of the exchange of his common stock holdings in KSIX that were exchanged for the common stock described above in the Company.

ITEM 5.02 – Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers

The information provided in Item 1.01 and 5.01 of this Current Report on Form 8-K and also in the Current Report filed with the SEC on May 4, 2015.

On April 30, 2015, Clinton W. Coldren, Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of the Company, resigned his position as the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of the Board but retains a directorship on the board. Mr. Coldren’s resignation is not as a result of any disagreements with the Company.

On April 30, 2015, Alan G. Massara, a Director of the Company, resigned from all of his positions with the Company. Mr. Massara’s resignation is not as a result of any disagreements with the Company.

On April 30, 2015, Michael D. Pruitt, a Director of the Company, resigned from all of his positions with the Company. Mr. Pruitt’s resignation is not as a result of any disagreements with the Company.

On April 30, 2015, the Board elected Carter Matzinger, Ted D. Campbell II, and Allan Rosenthal as additional directors of the Company. Additionally, Mr. Matzinger was named the sole current officer of the Company which includes President, Secretary, Treasurer, and Chief Executive Officer.

On or about July 22, 2015, Dr. Allan Rosenthal presented his full resignation as a director of the Registrant effective at 5:00PM on same said such day. The Registrant accepted Dr. Rosenthal’s resignation which stated it was for personal family reasons and that there were no disagreements between himself and the Registrant.

Item 2.01 of this Current Report (Part 5), sets forth the names, ages and current positions with the Company held by the Directors, Executive Officers and Significant Employees; together with the year such positions were assumed as of the date of this filing. We are not aware of any arrangement or understanding between any Director or Executive Officer and any other person pursuant to which he was elected to his current position. Each Executive Officer will serve until he or she resigns or is removed or otherwise disqualified to serve, or until his or her successor is elected and qualified.

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Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As provided in the Current Report filed on August 4, 2015, the Company provided that on or about June 30, 2015, the Board of Directors of the Registrant unanimously approved an amendment to the Registrant’s articles of incorporation changing the name of the Registrant to KSIX Media Holdings, Inc. Pursuant to such unanimous vote of the Registrant’s directors, the Registrant caused to be filed an amendment to its Articles of Incorporation with the Nevada Secretary of State, Corporation Division (NVSOS), changing the Registrant’s name from North American Energy Resources, Inc. to KSIX Media Holdings, Inc. (“KSIX”).

Additionally, in such same said Current report, the Company provided that on or about July 17, 2015, the Registrant filed a notice of corporate change with FINRA (e.g. Financial Industry Regulatory Authority) with regards to a name change already filed and accepted by the NVSOS (and notice provide to all shareholders through the filing with the Securities and Exchange Commission of a Preliminary 14C Information Statement, a Definitive 14C Information Statement, and the mail out of the “Information Statement” to shareholders twenty calendar days before the name change was effectuated by the Registrant with the NVSOS as required under federal rules and regulations) and a request for a new ticker symbol. The Registrant anticipates approval of the name change and the issuance of a new ticker symbol (e.g. the Registrant requested the ticker symbol, KSIX) the week of July 27, 2015 to August 1, 2015.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

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Paritz & Company, P.A.

KSIX, LLC AND AFFILIATE

COMBINED FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITORS’ REPORT

YEARS ENDED DECEMBER 31, 2014 AND 2013

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INDEPENDENT AUDITORS’ REPORT

Board of Directors

KSix, LLC and Affiliate

Las Vegas, NV

We have audited the accompanying combined financial statements of Ksix, LLC and Affiliate which comprise the balance sheet as of December 31, 2014 and the related combined statements of income and members deficiency and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amount and disclosures in the combined financial statements. The procedures selected depend upon the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of KSix LLC and Affiliate as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Hackensack, New Jersey

22

INDEPENDENT AUDITORS’ REPORT

Board of Directors

KSix, LLC and Affiliate

Las Vegas, Nevada

We have audited the accompanying combined financial statements of KSix, LLC and Affiliate which comprise the balance sheet as of December 31, 2013 and the related combined statements of income and members deficiency and cash flows for the year then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amount and disclosures in the combined financial statements. The procedures selected depend upon the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of KSix, LLC and Affiliate as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Las Vegas, Nevada

May 8, 2014

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KSIX LLC AND AFFILIATE

COMBINED BALANCE SHEETS

	DECEMBER 31,
	2014	2013

ASSETS
CURRENT ASSETS:
Cash	$29,310	$127,219
Accounts receivable	281,658	468,070
Prepaid expenses and other current assets	4,462	2,327
TOTAL CURRENT ASSETS	315,430	597,616

COMPUTER EQUIPMENT, AT COST, LESS ACCUMULATED DEPRECIATION OF $7,005 AND $6,132	4,566	5,927

TOTAL ASSETS	$319,996	$603,543

LIABILITIES AND MEMBER’S DEFICIENCY

CURRENT LIABILITIES:
Accounts payable	$137,562	$239,427
Accrued interest payable- related party	-	29,863
Accrued expenses- related party	-	3,120
Note payable	100,000	-
Current portion of long-term debt	76,645	72,024
Accrued expenses and other current liabilities	762	-
TOTAL CURRENT LIABILITIES	314,969	344,434

LONG TERM DEBT:
Notes payable	84,941	161,547
Notes payable –related party	-	540,500
TOTAL LONG TERM DEBT	84,941	702,047

TOTAL LIABILITIES	399,910	1,046,481

MEMBER’S ’ DEFICIENCY	(79,914)	(442,938)

TOTAL LIABILITIES AND MEMBER’S DEFICIENCY	$319,996	$603,543

See notes to financial statements

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KSIX LLC AND AFFILIATE

COMBINED STATEMENTS OF INCOME

	YEAR ENDED DECEMBER 31,
	2014	2013

REVENUE	$2,674,478	$3,034,829

COSTS AND EXPENSES:
Cost of revenue	1,677,913	2,052,620
Selling, general and administrative	965,348	841,689
TOTAL COSTS AND EXPENSES	2,643,261	2,894,309

OPERATING INCOME	31,217	140,520

OTHER INCOME (EXPENSE):
Interest expense	(12,056)	(17,806)
Interest expense- related party	-	(27,904)
Interest expense forgiveness	14,138
TOTAL OTHER INCOME (EXPENSE)	2,082	(45,710)

NET INCOME	$33,299	$94,810

See notes to financial statements

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KSIX, LLC AND AFFILIATE

COMBINED STATEMENT OF MEMBERS’ DEFICIENCY

YEARS ENDED DECEMBER 31, 2014 AND 2013

BALANCE – JANUARY 1, 2013	$(546,285)

Members’ contributions	8,537

Net income	94,810

BALANCE – DECEMBER 31, 2013	$(442,938)

Conversion of debt to members’ equity	314,500

Members’ contributions	15,226

Net income	33,299

BALANCE- DECEMBER 31, 2014	$(79,914)

See notes to financial statements

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KSIX LLC AND AFFILIATE

COMBINED STATEMENTS OF CASH FLOWS

	YEAR ENDED DECEMBER 31,
	2014	2013
OPERATING ACTIVITIES:
Net income	$33,299	$94,810
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,361	1,940
Forgiveness of related party accrued interest	(29,863)	-
Bad debt expense	35,137	-
Changes in operating assets and liabilities:
Accounts receivable	151,275	(149,531)
Customer Deposits	-	(7,000)
Prepaid expenses and other current assets	(2,135)	2,014
Accounts payable	(101,865)	68,308
Accrued Expenses and other current liabilities	(2,358)	22,687
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	84,851	33,228

INVESTING ACTIVITIES:
Acquisition of property and equipment	-	(1,102)
NET CASH USED IN INVESTING ACTIVITIES	-	(1,102)

FINANCING ACTIVITIES:
Proceeds of notes payable	100,000	30,000
Proceeds of notes payable- related party		60,000
Repayment of notes payable	(71,985)	(67,803)
Repayment of notes payable- related party	(226,000)	(20,000)
Member contributions	15,225	8,535
NET CASH PROVIDED BY FINANCING ACTIVITIES	(182,760)	10,732

(DECREASE) INCREASE IN CASH	(97,909)	42,858

CASH – BEGINNING OF YEAR	127,219	84,361

CASH – END OF YEAR	$29,310	$127,219

See notes to financial statements

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KSIX LLC AND AFFILIATE

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying combined financial statements include the combined accounts of KSix, LLC (“KSIX”), A Nevada limited liability company that was formed on September 14, 2011 and Blvd. Media Group, LLC,(“BMG”) a Nevada limited liability company that was formed on January 29, 2009 which have common ownership.

Business description

Ksix, LLC and Blvd Media Group, LLC are internet marketing companies. KSIX is an advertising network designed to create revenue streams for their affiliates and to provide advertisers with increased measurable audience. KSIX provides performance based marketing solutions to drive traffic and conversions within a Cost-Per-Action (“CPA”) business model. The Ksix has an online advertising network that works directly with advertisers and other networks to promote advertiser campaigns. KSIX manages offer tracking, reporting and distribution.

BMG provides the tools for web publishers to drive traffic and increase revenue. BMG mission is to monetize the Internet, promoting incentive based advertisements resulting in more clicks, greater lead generation and increased revenues. KSIX and BMG are both Las Vegas based technology companies, advertising network, and SaaS (“Software as a Service”) developer that monetizes web based content using custom developed enterprise software applications.

Uses of estimates in the presentation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

Cash

The Company maintains cash balances at various financial institutions, certain of which are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s accounts at the insured institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in either the insured or uninsured accounts.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are generally due thirty days from the invoice date. The Company has a policy of reserving for uncollectible accounts based on their best estimate of the amount of profitable credit losses in its existing accounts receivable. The Company extends credit to its customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential bad debts if required.

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The Company determines whether an allowance for doubtful accounts is required by evaluating specific accounts where information indicates the customers may have an inability to meet financial obligations. In these cases, the Company uses assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due to reduce the receivable to the amount expected to be collected. These specific allowances are re-evaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. The Company may also record a general allowance as necessary.

Direct write-offs are taken in the period when the Company has exhausted their efforts to collect overdue and unpaid receivables or otherwise evaluate other circumstances that indicate that the Company should abandon such efforts. The Company has determined that an allowance for doubtful accounts is not required for the year ended December 31, 2014. The amounts charged to bad debt expense for the years ended December 31, 2014 and 2013 were $35,137 and $0.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions which at times may be in excess of the FDIC limit. The Company performs ongoing credit evaluations of its customers’ financial condition and, as a consequence, believes that its trade accounts receivable credit risk is limited.

Property and equipment and depreciation policy

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of five to seven years for computers and related assets Fully depreciated assets are retained in property and depreciation accounts until they are removed from service.

When property and equipment are retired or otherwise disposed of, the net book value of the asset is removed from the Company’s books and the net gain or loss is included in the determination of the Company’s income.

Maintenance, repairs and minor renewals are charged to expense when incurred. Replacements and major renewals are capitalized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standard Codification (ASC) 605-10 (previously Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition).

Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company’s revenues are derived from online advertising sales and on a cost per thousand impressions (CPM), cost per click (CPC), cost per lead (CPL), cost per action (CPA) and flat-fee basis.

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● The Company earns CPM revenue from the display of graphical advertisements. An impression is delivered when an advertisement appears in pages viewed by users. Revenue from graphical advertisement impressions is recognized based on the actual impressions delivered in the period.

● Revenue from the display of text-based links to the websites of the Company’s advertisers is recognized on a CPC basis, and search advertising is recognized as “click-throughs” occur. A “click-through” occurs when a user clicks on an advertiser’s link.

● Revenue from advertisers on a CPL basis is recognized in the period the leads are accepted by the client, following the execution of a service agreement and commencement of the services.

● Under the CPA format, the Company earns revenue based on a percentage or negotiated amount of a consumer transaction undertaken or initiated through its websites. Revenue is recognized at the time of the transaction.

● Revenue from flat-fee, listings-based services is based on a customer’s subscription to the service for up to twelve months and are recognized on a straight-line basis over the term of the subscription.

Fair value measurements

The Company adopted the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, prepaid expenses, and accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of observable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets and liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that re unobservable (for example cash flow modeling inputs based on assumptions)

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

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2	LONG-TERM DEBT

As of December 31, 2014 and 2013, long-term debt consists of:

	December 31, 2014	December 31, 2013
On October 26, 2011, the Company entered into a Unit Redemption Agreement with an individual (“seller”) to repurchase 2,000,000 Units of ownership representing an approximate 40% interest in the Company for $372,257. The agreement required a down payment of $10,000 and the balance of $362,257 in the form of a promissory note bearing interest at 6% per annum and is payable in equal monthly installments of $7,003, inclusive of interest.	$161,586	$233,571
Bridge note payable, bearing interest at 9% per annum, that matures of October 15, 2015	100,000	-
	261,586	233,571
Less current portion	176,645	72,024
	$84,941	$161,547

Future minimum payments are as follows:

December 31, 2016 $84,941

3	INCOME TAXES

The Company is a limited liability company and any income or loss is passed through to the tax returns of the members. As such, no provision for income taxes is required.

4	RELATED PARTY TRANSACTIONS

The Company has received various cash advances from an affiliated Company. The advances are evidenced by promissory notes bearing interest at 5% per annum and are collateralized by substantially all of the assets of the Company. The notes require payments of interest only and are due and payable on December 15, 2015. As of December 31, 2014 and 2013 the amounts due are $0 and $540,500 respectively.

5	SUBSEQUENT EVENTS

The Company has evaluated events occurring subsequent to December 31, 2014 through July 10, 2015, the date that these financial statements were available to be issued. There were no material subsequent events as of that date which would require disclosure in or adjustments to these financial statements.

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(b) Pro forma Financial Information.

K Six Media Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
For the Period-Ending March 31, 2015

ASSETS

Current Assets:
Cash and Equivalents	$27,833
Accounts Receivable	725,820

Total Current Assets	753,653

Fixed Assets & Intangible Assets
Cost	1,011,569
Less Accumulated Depreciation	7,004

Total Property and Equipment	1,004,565

Other Assets
Prepaid Assets	4,463

$1,762,681

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts Payable	$362,786
Current Portion of Long-term Debt	240,000

Total Current Liabilities	602,786

Long-Term Liabilities
Long-Term Debt	1,151,106

Shareholders’ Equity
Retained Earnings	8,789

Total Stockholders’ Equity	8,789

$1,762,681

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K Six Media Inc.
Unaudited Pro Forma Condensed Combined Income & Equity Statement
For the Period-Ending March 31, 2015

Income	$933,176

Cost of Goods Sold	632,468

Gross Profit	300,708

Compensation	134,312
General and Administrative Expenses	110,275

Net Operating Income (loss)	56,121

Other Income	-

Net Income	56,121

Retained Earnings:
Beginning of Year	(47,332)

End of Year	$8,789

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(c) Shell KSIX Transaction.

 Not applicable.

(d) Exhibits.

2.01 - Share Exchange Agreement– Incorporated by reference in the Form 8-K filed by the Company on May 4, 2015.

99.1 - Subscription Agreement for the Purchase of Shares of Common Stock of KSIX Media Holdings, Inc. with Sidney Lorio, Jr. dated May 18, 2015 - Incorporated by reference in the Form 8-K filed by the Company on August 4, 2015.

99.2 - Subscription Agreement for the Purchase of Shares of Common Stock of KSIX Media Holdings, Inc. with Sidney Lorio, Jr. dated June 4, 2015 - Incorporated by reference in the Form 8-K filed by the Company on August 4, 2015.

99.3 - Subscription Agreement for the Purchase of Shares of Common Stock of KSIX Media Holdings, Inc. with Sidney Lorio, Jr. dated July 16, 2015 - Incorporated by reference in the Form 8-K filed by the Company on August 4, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN ENERGY RESOURCES, INC.

DATE: August 10, 2015	By:	/s/ Carter Matzinger
	Name:	Carter Matzinger
	Title:	President and Chief Executive Officer

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